Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-230204) and Form S-8 (Nos. 333-220701, 333-223379 and 333-230039) of Roku, Inc. of our report dated May 1, 2019, except for the change in the manner in which the Company accounts for restricted cash discussed in Note 2 to the consolidated financial statements, as to which the date is November 18, 2019, relating to the financial statements of Dataxu, Inc., which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
November 18, 2019